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                                                                    EXHIBIT 3.3

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                               GOTHAM GOLF CORP.

   I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby execute this Certificate of Incorporation and do hereby certify as follows:

                                   ARTICLE I

                              NAME OF CORPORATION

   The name of the corporation (which is hereinafter referred to as the "CORPORATION") is:

                               Gotham Golf Corp.

                                  ARTICLE II

                               REGISTERED OFFICE

   The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                    PURPOSE

   The purpose of the Corporation shall be to (i) acquire, own, hold, maintain, manage, operate, develop, lease, finance, mortgage, sell, exchange and otherwise invest in, deal with and dispose of golf course and golf course related properties (including, without limitation, golf course and driving range properties, all golf course related land and improvements, club houses, maintenance buildings, golf cart buildings, public and/or private clubs, swimming pools, bath houses, tennis courts, hospitality and concession businesses, parking lots, driveways and walkways), completed golf courses and golf courses under development, and interests in any of the foregoing (including, without limitation, interests in partnerships of any kind, corporations, limited liability companies or other entities that own golf course interests and leasehold interests) and (ii) engage in any other lawful act or activity related to any of the foregoing. For purposes of clarity, the Corporation is not authorized and shall not engage in any act or activity, directly or indirectly, where the purpose of that act or activity is outside the scope of this Article III. Notwithstanding the foregoing, with respect to the assets, properties and interests acquired by the Corporation in connection
with the merger, effective as of [      ], between the Corporation and First
Union Real Estate Equity and Mortgage Investments, an Ohio business trust, the Corporation shall be authorized to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware. This Article may be amended only upon a unanimous vote of the Board.

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                                  ARTICLE IV

                                     STOCK

   Section 1. The Corporation shall be authorized to issue 21,000,000 shares of capital stock, of which 10,000,000 shares shall be shares of Common Stock, $0.01 par value ("COMMON STOCK"), 1,000,000 shares shall be shares of Series A Preferred Stock, $25 par value ("SERIES A PREFERRED STOCK"), and 10,000,000 shares shall be shares of Preferred Stock, $0.01 par value ("PREFERRED STOCK").

   Section 2. Shares of Series A Preferred Stock shall be issued according to the terms and conditions of the Certificate of Designations, dated as of
[      2002], attached hereto as Exhibit 1 (the "CERTIFICATE OF DESIGNATIONS").

   Section 3. Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation containing such resolution, to fix the voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

   Section 4. Subject to applicable law and except as otherwise provided in the Certificate of Designations, all shares of Common Stock, Series A Preferred Stock, and any series of Preferred Stock shall be represented by uncertificated shares.

   Section 5. Except as otherwise provided by law, or by the resolution or resolutions adopted by the Board designating the rights, powers and preferences of any series of Preferred Stock (to the extent applicable), the Common Stock and the Series A Preferred Shares shall have, under the terms and conditions of the Bylaws and the Certificate of Designations, the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote; each Series A Preferred Share shall have 1/10th of the vote attributable to each share of Common Stock; and, the Common Stock and the Series A Preferred Share shall vote together as a single class. There shall be no cumulative voting.

   Section 6. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Series A Preferred Stock, as set forth in the Certificate of Designations, and any other Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

                                   ARTICLE V

               NO WRITTEN CONSENT AND NO NEED FOR WRITTEN BALLOT

   Section 1. NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

   Section 2. NO NEED FOR WRITTEN BALLOT. Unless and except to the extent that the Bylaws or the Certificate of Designations of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

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                                  ARTICLE VI

                              BOARD OF DIRECTORS

   Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation (the "BOARD"). The number of directors of the Corporation, none of whom need be a stockholder, shall be fixed and may be altered from time to time as may be provided by the Bylaws; and, in the case of any increase in the number of directors, the additional directors shall be elected as provided by the Bylaws.

   Section 2. The directors of the Board shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, as shall be provided in the Bylaws of the Corporation, one class whose term expires at the 2003 annual meeting of stockholders, another class whose term expires at the 2004 annual meeting of stockholders, and another class whose term expires at the 2005 annual meeting of stockholders, with each class to hold office until its successors are elected and qualified. At each annual meeting of stockholders of the Corporation, the date of which will be fixed pursuant to the Bylaws of the Corporation, and subject to the rights of the holders of shares of any class or series of Preferred Stock, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

   Section 3. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to make, alter and repeal the Bylaws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaws made by the Board.

                                  ARTICLE VII

                                   AMENDMENT

   Section 1. Subject to the limitations set forth herein, the Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

   Section 2. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's Bylaws. The affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required to adopt, amend, alter or repeal the Corporation's Bylaws.

                                 ARTICLE VIII

                  LIABILITY OF DIRECTORS AND INDEMNIFICATION

   Section 1. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.


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   Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

   Section 2.  INDEMNIFICATION AND INSURANCE.

   (A) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "PROCEEDING"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

   (B) RIGHT OF CLAIMANT TO BRING SUIT.  If a claim under paragraph (a) of this
Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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   (C) NON-EXCLUSIVITY OF RIGHTS.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

   (D) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                  ARTICLE IX

                                 INCORPORATOR

   The name and mailing address of the incorporator is as follows:

   William F. Leahy
   16850 Sudley Road
   Centreville, Virginia 20120

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   IN WITNESS WHEREOF, I, the undersigned, being the incorporator herein before named, do hereby further certify that the facts hereinabove stated are truly
set forth and, accordingly, I have hereunto set my hand this        day of
      .

                                          --------------------------------------
                                          Incorporator

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